Exhibit 5.1

March 20, 2019

The Board of Directors
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

The Walt Disney Company
Registration Statement on Form S-8

Ladies and Gentlemen:

I, as Associate General Counsel and Assistant Secretary of The Walt Disney Company (formerly known as “TWDC Holdco 613 Corp.”), a Delaware corporation (the “Company”), or attorneys under my supervision, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of shares of common stock, par value $0.01 per share, of the Company (the “Shares”), issuable pursuant to The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan, The Walt Disney Company/Pixar 2004 Equity Incentive Plan, the Disney Savings and Investment Plan, the Disney Hourly Savings and Investment Plan and the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan (the “Plans”), have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a) the Restated Certificate of Incorporation of the Company in effect as of the date hereof (the “Disney Charter”);

(b) the Amended and Restated Bylaws of the Company in effect as of the date hereof (the “Disney Bylaws”);

(c) resolutions adopted by the Board of Directors of the Company on March 19, 2019;

(d) the Plans;

(e) various corporate records and proceedings relating to the registration and organization of the Company and the issuance by the Company of the Shares; and

(f) the Registration Statement.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I, or attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

I am admitted to the bar in the District of Columbia, and I do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the Shares are issued in accordance with the terms and conditions of the applicable Plan, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Roger J. Patterson
Roger J. Patterson
Registered In-House Counsel in California